Exhibit 99.1
For Immediate Release
Friday, April 3, 2009
Contact: Ryan Hornaday
Emmis Communications Corporation
317.684.6549, rhornaday@emmis.com
Emmis Enters Into Long-Term LMA
with Grupo Radio Centro for Los Angeles’ KMVN
Indianapolis...Emmis Communications Corporation (Nasdaq: EMMS) today announced it has entered into a long-term Local Marketing Agreement (LMA) for KMVN-FM (93.9) with one of Mexico’s leading broadcasting companies, Grupo Radio Centro, S.A.B. de C.V. (NYSE: RC).
The LMA for the Los Angeles radio station will start on April 15, 2009 and continue for up to seven years, for $7 million a year. At any time during the LMA, Grupo Radio Centro (GRC) has the right to purchase the station for $110 million. At the end of the term, Emmis has the right to require GRC to purchase the station for the same amount.
“I couldn’t be prouder of our KMVN team,” Emmis Chairman and CEO Jeff Smulyan said. “It is always difficult to part with a station and our people, but in these challenging times, it is the right decision for Emmis.”
Under the LMA, Emmis will continue to own and operate the radio station, with GRC providing Emmis with programming to be broadcast.  Under the arrangement announced today, GRC will find a purchaser who meets all applicable FCC ownership requirements if it is not qualified to own the station at the time of purchase.
Emmis purchased the station in 2000 and flipped format from country to rhythmic pop contemporary in August 2006.
Note: Certain statements included in this report or in the financial statements contained herein which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• general economic and business conditions;
• fluctuations in the demand for advertising and demand for different types of advertising media;
• our ability to service our outstanding debt;
• increased competition in our markets and the broadcasting industry;
• our ability to attract and secure programming, on-air talent, writers and photographers;
• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;
• inability to grow through suitable acquisitions;
• changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• competition from new or different technologies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
Emmis Communications – Great Media, Great People, Great Service® Emmis is an Indianapolis-based diversified media firm with radio broadcasting and magazine publishing operations. Emmis owns 21 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago, as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. Emmis also owns a radio network, international radio stations, regional and specialty magazines, an interactive business and ancillary businesses in broadcast sales.
Grupo Radio Centro owns and/or operates 14 radio stations in Mexico. Of these 14 radio stations, Grupo Radio Centro operates 11 in Mexico City. The Company’s principal activities are the production and broadcasting of musical and entertainment programs, talk shows, news and special events programs. Revenue is primarily derived from the sale of commercial airtime. In addition to the Organizacion Radio Centro radio stations, the Company also operates Grupo RED radio stations and Organizacion Impulsora de Radio (OIR), a radio network that acts as the national sales representative for, and provides programming to, Grupo Radio Centro-affiliated radio stations.

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